EXHIBIT 3.1



                                    RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                           FREMONT GENERAL CORPORATION



        FIRST:  that the name of said corporation is:

                           FREMONT GENERAL CORPORATION

        SECOND: That, the place where its principal office is to be located is 303 East Proctor Street, Carson City, Nevada 89701, but this corporation may maintain an office or offices in such other places as may be from time to time fixed by its board of directors or as may be fixed by the By-Laws of the corporation.

        THIRD:  That the purposes for which said corporation is formed are:

        1. To  participate  in the  business of life,  fire,  casualty and other forms of insurance  and in similar  types of business  through  other  companies doing an insurance business as insurers or reinsurers or controlling companies so engaged, or through companies doing similar types of business; to exercise control over such companies, or any of them, through stock ownership, participation in management or otherwise; to acquire through purchase, exchange, gift, devise, contract, concession, or otherwise, the stocks, bonds, debentures and other interests in any company or companies doing business as insurers or reinsurers or controlling companies so engaged, in any company or companies doing similar types of business, or in any other company, companies or other businesses, and to hold, own, and dispose of the same, and to guarantee the obligations of such companies, to contract with any company or companies to furnish managerial or other services to them, at a profit, at cost without charge, or otherwise, as the corporation's interest shall appear, in furtherance of the corporation's business, to participate actively, through the participation of its officers, directors or employees, or otherwise in the management or administration of any company or companies in which it is interested; to found companies to be engaged in doing an insurance business as insurer or reinsurer, or in doing a similar business, and to develop them and assist in their development; to finance, and assist in the financing of such companies, and to facilitate their operations in every lawful fashion; provided
(i) that the corporation shall itself be an insurer and shall not itself have the power to make, write, insure or reinsure contracts or policies of insurance on its own account; nor to make, as guarantor or surety, any contract of guaranty or suretyship not merely incidental to its other lawful business or activities, and (ii) that the corporation shall not purchase, subscribe to, or acquire any shares of stock in any insurance company organized under the laws of the State of Nevada without the prior written consent or approval of the Insurance Commissioner or the State of Nevada.

        2. To manufacture, buy, sell, assemble, distribute, and to otherwise acquire, or to own, hold, use, sell, assign, transfer, exchange, lease, license or otherwise dispose of, and to invest, trade, deal in and with goods, wares, merchandise, building materials, supplies and all other property of every class and description.

        3. To acquire by purchase, lease, gift, devise or otherwise and own, hold, use, lease, either as lessor or lessee, rent, sublet, grant, sell, exchange, subdivide, mortgage, deed in trust, manage, improve, cultivate, develop, maintain, construct, operate, and generally deal in any and all real estate, improved or unimproved, stores, office buildings, dwelling houses, boarding houses, apartment houses, hotels, business blocks, garages, warehouses, manufacturing plants, and other buildings of any kind or description, and other buildings of any kind or description, and any and all other property of every kind or description, real, personal and mixed, and any interest or right therein, including water and water rights, wheresoever situated, either in Nevada, other states of the United States, the District of Columbia, territories and colonies of the United States and foreign countries.

        4. To purchase, acquire, take, hold, own, use, and enjoy, and to sell, lease, transfer, pledge, mortgage, convey, grant, assign or otherwise dispose of, and generally to invest, trade, deal in and with oil royalties, mineral rights of all kinds, oil, gas and mineral leases, and all rights and interests therein, and in general products of the earth and deposits both subsoil and surface, of every nature and description.

        5. To enter into, make, perform, and carry out contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, association or corporation, municipality, county, parish, state, territory, government (foreign or domestic) or other municipal or governmental subdivision.

        6. To become a partner (either general or limited, or both) and to enter into agreements of partnership with one or more other persons or corporations, for the purpose of carrying on any business which this corporation may deem proper or convenience in connection with any of the purposes herein set forth or otherwise, or which may be calculated, directly or indirectly, to promote the interest of this corporation or to enhance the value of its property or business.

        7. To acquire, by purchase or otherwise, the goodwill, business, property rights, franchise and assets of every kind, with or without undertaking either wholly or in part, the liabilities of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise, (i) by purchase of the assets thereof wholly or in part, (ii) by acquisition of the shares or any part thereof, or (iii) in any other manner; and to pay for the same in cash or in the shares or bonds or other evidence of indebtedness of this corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of the whole or any part of the goodwill, business, rights and property so acquired, and to conduct in any lawful manner, the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.

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        8. To take,  purchase and  otherwise  acquire,  own,  hold,  use,  sell,
assign,  transfer,   exchange,   lease,  mortgage,   convey  in  trust,  pledge,
hypothecate, grant licenses in respect of and otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks, and trade names, and government state, territorial, county and municipal grants and concessions of every character which this corporation may deem advantageous in the prosecution of its business or in the maintenance, operation, development or extension of its properties.

        9. From time to time to apply for, purchase, acquire by assignment, transfer or otherwise exercise, carry out and enjoy any benefit, right, privilege, prerogative or power conferred by, acquired under or granted by any statute, ordinance, order, license, power, authority, franchise, commission, right or privilege which any government or authority or governmental agency or corporation or other public body may be empowered to enact, make or grant, to pay for, and in, and contribute toward carrying the same into effect; and to appropriate any of this corporation's shares, bond and/or assets to defray the costs, charges and expenses thereof.

        10. To subscribe or cause to be subscribed for, and to take, purchase, and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, goodwill, rights, assets and property of any and every kind, or any part thereof, of any other corporation or corporations, association or associations, firm or firms, or person or persons, together with the shares, rights, units or interest in or in respect of any trust estate, now or hereafter existing, and whether created by the laws of the State of Nevada or any other state, territory or country; and to operate, manage and control such properties, or any of them, either in the name of such other corporation or corporations or in the name of this corporation, and, while the owner of any of said shares of capital stock, to exercise all of the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or could do.

        11. To promote or to aid in any manner, financially or otherwise, any person, firm, corporation or association of which any shares of stock, bonds, notes, debentures or other securities or evidences of indebtedness are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, firms, corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness.

        12. To borrow and lend money, but nothing herein contained shall be construed as authorizing the business of banking, or as including the business purposes of a commercial bank, savings bank or trust company.

        13. To issue bonds, notes, debentures or other obligations of this corporation from time to time for any of the objects or purposes of this corporation, and to secure the same by mortgage, deed of trust, pledge, or otherwise, or to issue the same unsecured; to purchase or otherwise acquire its own bonds, debentures or other evidences of its indebtedness or obligations; to purchase, hold, sell and transfer the shares of its own capital stock to the extent and in the manner provided by the laws of the State of Nevada as the same are now in force or may hereafter be amended.

        14. To conduct and carry on, directly or indirectly, research, development and promotional or experimental activities, and to promote or aid financially or otherwise, any person, firm or corporation engaged in such activities, or any of them.

        15. To carry on any business whatsoever, either as principal, agent or partner, which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interests of this corporation or to enhance the value of its property or business; and to conduct its business in this state, in other states, in the District of Columbia, in the territories and colonies of the United States, and in foreign countries.

        FOURTH: This corporation is authorized to issue two classes of shares of stock, to be designated, respectively, "preferred stock" and "common stock"; the total number of shares shall be 32,000,000; the total number of shares of preferred stock shall be 2,000,000, with a par value of $.01 per share and any of such shares of preferred stock may be with full or limited voting powers or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, or qualification, limitations or restrictions thereof, as shall be stated and expressed in any resolution or resolutions providing for the issue of such preferred stock adopted by the Board of Directors of this corporation pursuant to the authority expressly vested in it by this Article Fourth; the Board of Directors of this corporation is hereby authorized and directed, from time to time, to determine whether preferred stock may be issued, with full or limited voting powers or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such preferred stock adopted by the Board of Directors pursuant to the authority expressly vested in it by the provisions of this Article FOURTH; any preferred stock may be made subject to redemption at such time or times and at such price or prices, and may be issued in such series, with such designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such preferred stock adopted by the Board of Directors of this corporation as hereinabove provided; the holders of preferred stock of any class or series thereof shall be entitled to receive dividends at such rates, on such conditions and at such times as shall be expressed in the resolution or resolutions providing for the issuance of such preferred stock adopted by the Board of Directors of this corporation as hereinabove provided, payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock and cumulative or non-cumulative as shall so be expressed; the holders of preferred stock or any class or series thereof shall be entitled to such rights

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upon the  dissolution  of,  or upon any  distribution  of the  assets  of,  this corporation as shall be stated and expressed in the resolution or resolutions providing for the issue of such preferred stock adopted by the Board of Directors of this corporation as hereinabove provided; any preferred stock or any class or series thereof, if there are other classes or series, may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any class or classes of stock of this corporation at such price or prices or at such rates of exchange and with such adjustments as shall be stated and expressed in the resolution or resolutions providing for the issuance of such preferred stock adopted by the Board of Directors as hereinabove provided; the total number of shares of common stock shall be 30,000,000 and the par value of each share of common stock shall be $1.00 per share; the common stock of this corporation shall be non-assessable and shall be fully paid when issued;

     FIFTH: The members of the governing board shall be styled "Directors" and their number shall be three (3), and, in this respect, the Board of Directors of this corporation is expressly vested with the power to increase or decrease the number of such directors within the limits provided by law, except that no decrease in the number of such directors shall prevent any incumbent director from serving the balance of the term for which he was duly elected or appointed unless he is removed from office in accordance with law. All vacancies including those caused by an increase in the number of directors may be filled by a majority of the remaining directors, though less than a quorum. Directors so appointed to fill any vacancy shall serve until the next annual meeting of stockholders and until their successors are elected and qualified. Until further action of the Board of Directors as herein provided, the governing board of this company shall consist of three (3) directors.

     SIXTH: The capital stock of this corporation, after the amount of subscription price or par value, whichever shall be the greater, has been paid, shall not be subject to assessment to pay the debts of the corporation, and no stock issued as fully paid up shall ever be assessable or assessed nor shall the private property of stockholders, directors or officers of this corporation be subject to the payment of any corporate debts to any extent whatsoever and in this particular the Articles of Incorporation shall not be subject to amendment.

     SEVENTH:  This corporation shall have perpetual existence.

     EIGHTH: All holders of common stock issued by this corporation shall have equal voting rights per share of common stock.

     NINTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation with the exception of Article Sixth, in the manner now or hereafter prescribed by the laws of the State of Nevada, and all rights conferred upon officers, directors and stockholders herein are granted subject to this reservation.

     TENTH: No stockholder of this corporation shall have the right to purchase a pro rata share of any new capital of this corporation sold for cash, or any other preemptive or preferential right to subscribe for, purchase or receive any additional shares of capital stock of this corporation or rights or options to purchase additional shares of capital stock of this corporation or securities convertible into or carrying rights or options to purchase additional shares of the capital stock of this corporation.

     ELEVENTH: The affirmative vote of the holders of not less than eighty percent (80%) of the total voting power of all outstanding shares of voting stock of this corporation shall be required for the approval of any proposal that (1) this corporation merge or consolidate with any other corporation or any affiliate of such other corporation and if such other corporation and its affiliates singly or in the aggregate are directly or indirectly the beneficial owners of more than five percent (5%) of the outstanding shares of the common stock of this corporation (such other corporation and any affiliate thereof being herein referred to as a "Related Corporation"), or that (2) this corporation sell or exchange all of its assets or business to or with such Related Corporation, or that (3) this corporation issue or deliver any stock or other securities of its issue in exchange or payment for any properties or assets of such Related Corporation or securities issued by such Related Corporation, or in a merger of any affiliate of this corporation with or into such Related Corporation or any of its affiliates, and to effect such transaction the approval of stockholders of this corporation is required by law or by any agreement between this corporation and any national securities exchange; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was approved by resolution of the Board of Directors of this corporation prior to the acquisition of the beneficial ownership of more than five percent (5%) of the outstanding common stock of this corporation by such Related Corporation and its affiliates, nor shall it apply to any such transaction solely between this corporation and another corporation, fifty percent (50%) or more of the voting stock of which is owned by this corporation. For the purpose hereof, an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and in computing the percentage of outstanding common stock beneficially owned by any person, the shares outstanding and the shares shall be determined as of the record date fixed to determine the stockholders entitled to vote or express consent with respect to such proposal. The stockholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in this Article, shall be such as may be required by applicable law.

     TWELFTH: The provisions set forth in this Article TWELFTH and in Article ELEVENTH (dealing with the eighty percent (80%) vote of stockholders required for certain mergers and other transactions) may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of not less than eighty percent (80%) of the total voting power of all outstanding shares of voting stock of this corporation.

     THIRTEENTH: No director of this corporation shall have personal liability to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. The foregoing provision shall not eliminate or limit the liability of a director, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law, (iii) for the payment of dividends in violation of Nevada Revised Statutes, or (iv) for any transaction from which the director derived an improper personal benefit. In the event that the law of the State of Nevada is amended after approval of this Article by the stockholders so as to authorize corporate action further eliminating or limiting the liability of the directors, the liability of a director of this Corporation shall thereupon be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Nevada, as so amended from time to time. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article.

     FOURTEENTH: The names and addresses of the Board of Directors shall be:


            James A. McIntyre        2020 Santa Monica Blvd.
                                     Santa Monica, California 90404

            Dr. Houston I. Flournoy  2020 Santa Monica Blvd.
                                     Santa Monica, California 90404

            C. Douglas Kranwinkle    2020 Santa Monica Blvd.
                                     Santa Monica, California 90404

            David W. Morrisroe       2020 Santa Monica Blvd.
                                     Santa Monica, California 90404

            Louis J. Rampino         2020 Santa Monica Blvd.
                                     Santa Monica, California 90404

            Dickinson C. Ross        2020 Santa Monica Blvd.
                                     Santa Monica, California 90404

            Dr. Kenneth L. Trefftzs  2020 Santa Monica Blvd.
                                     Santa Monica, California 90404

                           CERTIFICATE OF AMENDMENT OF
                        THE ARTICLES OF INCORPORATION OF
                           FREMONT GENERAL CORPORATION


Louis J. Rampino and Alan W. Faigin hereby certify that:

1. They are the President and the Assistant Secretary, respectively, of Fremont General Corporation, a Nevada corporation (the "Corporation").

2. Article FOURTH of the Articles of Incorporation of the Corporation is amended in its entirety to read as follows:

     "FOURTH: This corporation is authorized to issue two classes of shares of stock, to be designated, respectively, "preferred stock" and "common stock"; the total number of shares shall be 47,000,000; the total number of shares of preferred stock shall be 2,000,000, with a par value of $.01 per share and any of such shares of preferred stock may be with full or limited voting powers or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, or qualification, limitations or restrictions thereof, as shall be stated and expressed in any resolution or resolutions providing for the issue of such preferred stock adopted by the Board of Directors of this corporation pursuant to the authority expressly vested in it by this Article FOURTH; the Board of Directors of this corporation is hereby authorized and directed, from time to time, to determine whether preferred stock may be issued, with full or limited voting powers or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such preferred stock adopted by the Board of Directors pursuant to the authority expressly vested in it by the provisions of this Article FOURTH; any preferred stock may be made subject to redemption at such time or times and at such price or prices, and may be issued in such series, with such designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such preferred stock adopted by the Board of Directors of this corporation as hereinabove provided; the holders of preferred stock of any class or series thereof shall be entitled to receive dividends at such rates, on such conditions and at such times as shall be expressed in the resolution or resolutions providing for the issuance of such preferred stock adopted by the Board of Directors of this corporation as hereinabove provided, payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock and cumulative or non-cumulative as shall so be expressed; the holders of preferred stock or any class or series thereof shall be entitled to such rights upon the dissolution of, or upon any distribution of the assets of, this corporation as shall be stated and expressed in the resolution or resolutions providing for the issue of such preferred stock adopted by the Board of Directors of this corporation as hereinabove provided; any preferred stock or any class or series thereof, if there are other classes or series, may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any class or classes of stock of this corporation at such price or prices or at such rates of exchange and with such adjustments as shall be stated and expressed in the resolution or resolutions providing for the issuance of such preferred stock adopted by the Board of Directors as hereinabove provided; the total number of shares of common stock shall be 45,000,000 and the par value of each share of common stock shall be $1.00 per share; the common stock of this corporation shall be non-assessable and shall be fully paid when issued.

           Upon the effective time of the amendment of this Article FOURTH that first includes authorization to issue not less than 45,000,000 shares of common stock as hereinabove set forth, each two (2) issued and outstanding shares of common stock, $1.00 par value per share, shall be thereby and thereupon split up and become three (3) shares of common stock, $1.00 par value per share; provided, however that no fractional shares or interests shall be issued and cash in lieu thereof (in an amount based on the closing price of the corporation's common stock on January 8, 1996, as reported on the New York Stock Exchange) shall be paid. The effective time of such amendment shall be the close of business on January 8, 1996. Certificates representing the additional shares created by the split and any cash in lieu of fractional interests in shares will be issued and distributed on February 7, 1996."

3. By unanimous written consent of the Board of Directors of the Corporation on December 4, 1995, the foregoing amendment to the Articles of Incorporation was duly adopted.

4. Pursuant to Section 78.207 of the General Corporation Law of Nevada, the foregoing amendment did not require approval by the stockholders of the Corporation.

     IN  WITNESS   WHEREOF,   this  Certificate  of  Amendment  of  Articles  of
Incorporation of Fremont General Corporation has been executed this 22nd day of December, 1995.


/s/ Louis Rampino
-------------------------------------
Louis J. Rampino, President

/s/ Alan W. Faigin
-------------------------------------
Alan W. Faigin, Assistant Secretary




STATE OF CALIFORNIA    )
                       )    ss.
COUNTY OF LOS ANGELES  )


        On December 22, 1995, before me, Brenda Dee Oster, a Notary Public in and for said State, personally appeared Louis J. Rampino, President and Alan W. Faigin, Assistant Secretary, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

        WITNESS my hand and official seal.

                                        /s/ Brenda Dee Oster
                                        --------------------------------------
                                        Signature of Notary

               CERTIFICATE OF AMENDMENT OF
        THE RESTATED ARTICLES OF INCORPORATION OF
               FREMONT GENERAL CORORATION


Louis J. Rampino and Marilyn I. Hauge hereby certify that:

1.    They   are   the   President   and   the   Assistant
      Secretary,    respectively,   of   Fremont   General
      Corporation,     a    Nevada     Corporation    (the
      "Corporation").

2. Article Fourth of the Articles of Incorporation of the Corporation is amended in its entirety to read as follows:

      "FOURTH: This corporation is authorized to issue two classes of stock, to be designated, respectively, "preferred stock" and "common stock"; the total number of shares shall be 77,000,000; the total number of shares of preferred stock shall be 2,000,000, with a par value of $.01 per share and any of such shares of preferred stock may be with full or limited voting powers or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, or qualification, limitations or restrictions thereof, as shall be stated and expressed in any resolution or resolutions providing for the issue of such preferred stock adopted by the Board of Directors of this corporation pursuant to the authority expressly vested in it by this Article FOURTH; the Board of Directors of this corporation is hereby authorized and directed, from time to time, to determine whether preferred stock may be issued, with full or limited voting powers or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such preferred stock adopted by the Board of Directors pursuant to the authority expressly vested in it by the provisions of this Article FOURTH; any preferred stock may be made subject to redemption at such time or times and at such price or prices, and may be issued in such series, with such designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such preferred stock adopted by the Board of Directors of this corporation as hereinabove provided; the holders of preferred stock of any class or series thereof shall be entitled to receive dividends at such rates, on such conditions and at such times as shall be expressed in the resolution or resolutions providing for the issuance of such preferred stock adopted by the Board of Directors of this corporation as hereinabove provided, payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock and cumulative or non-cumulative as shall so be expressed; the holders of preferred stock or any class or series thereof shall be entitled to such rights upon the dissolution of, or upon any distribution of the asses of, this corporation as shall be stated and expressed in the resolution or resolutions providing for the issue of such preferred stock adopted by the Board of Directors of this corporation as hereinabove provided; any preferred stock or any class or series thereof, if there are other classes or series, may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any class or classes of stock of this corporation at such price or prices or at such rates of exchange and with such adjustments as shall be stated and expressed in the resolution or resolutions providing for the issuance of such preferred stock adopted by the Board of Directors as hereinabove provided; the total number of shares of common stock shall be 75,000,000 and the par value of each share of common stock shall be $1.00 per share; the common stock of this corporation shall be non-assessable and shall be fully paid when issued.

      Upon the effective time of the amendment of this Article FOURTH that first includes authorization to issue not less than 75,000,000 shares of common stock as hereinabove set forth, shall be the close of business of June 3, 1998."

3. The Board of Directors of the corporation unanimously approved the foregoing amendment to the Restated Articles of Incorporation by resolutions duly adopted on February 12, 1998.

4. The requisite majority of the stockholders of said corporation have adopted said amendment by resolution at their annual meeting held at Santa Monica, California on May 19, 1998.

5. The number of shares of common stock of the Corporation that voted affirmatively for the adoption of said amendment and resolution was 31,095,528, and that the total number of shares entitled to vote on said amendment and resolution was 34,766,686 shares of common stock.

      IN WITNESS WHEREOF, this Certificate of Amendment of the Restated Articles of Incorporation of Fremont General Corporation has been executed this 3 day of June, 1998.


/s/ LOUIS J. RAMPINO                       /s/  MARILYN I. HAUGE
----------------------------               -------------------------------------
Louis J. Rampino, President                Marilyn I. Hauge, Assistant Secretary


STATE OF CALIFORNIA       )
                           )    SS.
COUNTY OF LOS ANGELES )

     On June 4, 1998, before me, Belen Armer, a Notary Public in and for said State, personally appeared Louis J. Rampino, President, and Marilyn I. Hauge, Assistant Secretary, personally known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed this instrument.

      WITNESS my hand and official seal.



                                         /s/  BELEN ARMER
                                         -----------------------------------
                                         Signature of Notary